Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and the related Prospectus of The Warnaco Group, Inc. for the registration of 849,746 shares of its Class A common stock and to the incorporation by reference therein of our report dated February 21, 1994, with respect to the consolidated financial statements and schedules of The Warnaco Group, Inc. included in its Annual Report (Form 10-K) for the year ended January 8, 1994, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP

          New York, New York
          September 28, 1994